CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CUSTODIAN

  In connection with the Quarterly Report of Sun Oil & Gas Corp., a Nevada corporation (the "Company"), on 10-QSB for the period ended July 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), I, Peter G. Wilson, President/ director of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material  respects, the financial condition and results of operations of the Company.

Dated: September 14, 2005

/s/Peter G. Wilson
Peter G. Wilson
President/ director